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                                                                     Exhibit 5.1



Our ref       RJT/620011/519921/v4
Your ref


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
Solarfun Power Holdings Co., Ltd.      Direct: +852 2971 3007
666 Linyang Road                       Mobile: +852 9020 8007
Qidong, Jiangsu Province 226200        E-mail: richard.thorp@maplesandcalder.com
People's Republic of China
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                                                             [   ] December 2007


Dear Sirs

SOLARFUN POWER HOLDINGS CO., LTD.

We have acted as Cayman Islands legal advisers to Solarfun Power Holdings Co., Ltd. (the "COMPANY") in connection with the Company's registration statement on Form F-1, including all amendments or supplements thereto (the "REGISTRATION STATEMENT"), originally filed on 26 November 2007 with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to the offering by the Company and the sale by the selling shareholders (the "SELLING SHAREHOLDERS") of certain American Depositary Shares representing the Company's Ordinary Shares of par value US$0.0001 each (the "ORDINARY SHARES"). We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.


1    DOCUMENTS REVIEWED

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents and such other documents as we have deemed necessary:
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1.1  the Certificate of Incorporation dated 12 May 2006, and the Memorandum and
     Articles of Association of the Company as adopted by special resolution on 18 December 2006 and effective on 26 December 2006 (the "MEMORANDUM AND ARTICLES OF ASSOCIATION");

1.2  the register of members of the Company;


1.3  the written resolutions of the board of Directors [ ] December 2007;


1.4 the written resolutions of the shareholders of the Company dated 18 December 2006;


1.5  a certificate from a Director of the Company addressed to this firm dated
     [ ] December 2007, a copy of which is attached hereto (the "DIRECTOR'S CERTIFICATE");

1.6 a certificate of good standing issued by the Registrar of Companies (the "CERTIFICATE OF GOOD STANDING"); and

1.7  the Registration Statement.


2    ASSUMPTIONS

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion. The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and of which we are aware consequent upon the instructions we have received in relation to the matter the subject of this opinion and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director's Certificate as to matters of fact and the Certificate of Good Standing without further verification and have relied upon the following assumptions, which we have not independently verified:

(i) Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.


(ii) The genuineness of all signatures and seals.


3    OPINION

The following opinions are given only as to matters of Cayman Islands law.

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1 The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing under the laws of the Cayman Islands.

3.2 The authorised share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares of par value US$0.0001 each.

3.3 The issue and allotment of the Ordinary Shares has been duly authorised. When allotted, issued and paid for as contemplated in the Registration Statement and registered in the register of members (shareholders), the Ordinary Shares will be legally issued and allotted, fully paid and non-assessable.
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3.4. Ordinary Shares to be sold by the Selling Shareholders have been legally and validly issued as fully paid and non-assessable.

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4    QUALIFICATIONS

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Registration Statement or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to, the Registration Statement and to the reference to our name under the headings "Enforceability of Civil Liabilities" and "Taxation" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder. To the extent that the discussion under the heading "Taxation" in the Registration Statement relates to matters of Cayman Islands tax law, it represents our opinion.




Yours faithfully



MAPLES and CALDER